EXHIBIT 1

TRANSACTIONS DURING PAST 60 DAYS

The Reporting Persons engaged in the following transactions in shares of Common Stock of the Company during the past 60 days.  Such transactions involved the purchase of shares on the New York Stock Exchange.  The prices reported below reflect the weighted average purchase price of the shares of Common Stock purchased on the relevant date.  The Reporting Persons hereby undertake to provide upon request to the SEC staff full information regarding the number of shares and prices at which each transaction was effected.

Date	Type	Price		Shares
8/6/2012	Purchase	$ 4.8555	1	3618
8/7/2012	Purchase	$ 4.9853	2	7819
8/8/2012	Purchase	$ 4.9325	3	6794
8/9/2012	Purchase	$ 4.8512	4	16034
8/10/2012	Purchase	$ 4.7845	5	5223
8/13/2012	Purchase	$ 4.6735	6	5159
8/14/2012	Purchase	$ 4.8211	7	21104
8/15/2012	Purchase	$ 4.7668	8	36135
8/16/2012	Purchase	$ 4.6500		5000
8/20/2012	Purchase	$ 4.7465	9	4595
8/21/2012	Purchase	$ 4.7500		300
8/22/2012	Purchase	$ 4.6541	10	9849
8/23/2012	Purchase	$ 4.5363	11	16100
8/24/2012	Purchase	$ 4.5553	12	1650
8/27/2012	Purchase	$ 4.5500		1311
8/28/2012	Purchase	$ 4.5535	13	7727
8/30/2012	Purchase	$ 4.5480	14	5503
8/31/2012	Purchase	$ 4.5037	15	6968
9/5/2012	Purchase	$ 4.5947	16	10490
9/6/2012	Purchase	$ 4.5984	17	8000
9/7/2012	Purchase	$ 4.5834	18	11100
9/10/2012	Purchase	$ 4.4929	19	15023
9/11/2012	Purchase	$ 4.4998	20	5600
9/12/2012	Purchase	$ 4.4875	21	4418
9/13/2012	Purchase	$ 4.5353	22	19376

1 Executed at prices ranging from 4.82 - 4.90
2 Executed at prices ranging from 4.90 - 5.00
3 Executed at prices ranging from 4.92 - 4.95
4 Executed at prices ranging from 4.84 - 4.86
5 Executed at prices ranging from 4.75 - 4.83
6 Executed at prices ranging from 4.63 - 4.70
7 Executed at prices ranging from 4.68 – 4.8350
8 Executed at prices ranging from 4.75 - 4.775
9 Executed at prices ranging from 4.74 - 4.75
10 Executed at prices ranging from 4.65 - 4.67
11 Executed at prices ranging from 4.49 - 4.56
12 Executed at prices ranging from 4.54 - 4.58
13 Executed at prices ranging from 4.55 - 4.56
14 Executed at prices ranging from 4.52 - 4.60
15 Executed at prices ranging from 4.45 - 4.55
16 Executed at prices ranging from 4.50 - 4.60
17 Executed at prices ranging from 4.54 - 4.60
18 Executed at prices ranging from 4.56 - 4.585
19 Executed at prices ranging from 4.46 - 4.50
20 Executed at prices ranging from 4.49 - 4.50
21 Executed at prices ranging from 4.48 - 4.50
22 Executed at prices ranging from 4.50 - 4.550